UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): January 16, 2008

MISSION BROADCASTING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 Chippewa Road, Suite 305

Brecksville, Ohio 44141

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 9.01.	Financial Statements and Exhibits

SIGNATURES

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 16, 2008, Mission Broadcasting, Inc. (“Mission”) completed the acquisition of substantially all the assets of KTVE, the NBC affiliate serving the Monroe, Louisiana / El Dorado, Arkansas market for total consideration of $7.8 million, exclusive of transaction costs, from Piedmont Television Holdings LLC (“Piedmont”) and three of its subsidiaries. Pursuant to the terms of the asset purchase agreement, Mission made a down payment of $0.4 million against the purchase price on June 27, 2007 and paid the remaining $7.4 million on January 16, 2008, exclusive of transaction costs, using cash on hand and borrowings under its senior secured credit facility.

Prior to January 16, 2008, no material relationship existed between Mission and Piedmont.

This amendment to the Current Report on Form 8-K dated January 22, 2008, is submitted to include the financial statements and pro forma financial information required by Item 9.01, which were impracticable to provide at the time the Form 8-K was initially filed.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Special-Purpose Statements of Net Assets Acquired as of September 30, 2007 and December 31, 2006 and 2005, and the Related Special-Purpose Statements of Revenues and Direct Expenses for the nine months ended September 30, 2007 and 2006 and for the years ended December 31, 2006 and 2005.

(b)	Unaudited Pro Forma Condensed Financial Statements of Mission Broadcasting, Inc.

(d)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of June 27, 2007 (entered into by Mission Broadcasting, Inc. on June 27, 2007), by, between and among Mission Broadcasting Inc. and Piedmont Television Holdings LLC, Piedmont Television Communications LLC, Piedmont Television of Monroe/El Dorado LLC and Piedmont Television of Monroe/El Dorado License LLC. (Incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on August 8, 2007)

KTVE Television Station of Piedmont Television Holdings LLC

Special-Purpose Statements of Net Assets Acquired as of September 30, 2007 and December 31, 2006 and 2005, and the Related Special-Purpose Statements of Revenues and Direct Expenses for the Nine Months Ended September 30, 2007 and 2006 and for the Years Ended December 31, 2006 and 2005, and Report of Independent Auditors.

Report of Independent Auditors

To the Shareholder of Mission Broadcasting, Inc.:

We have audited the accompanying special-purpose statements of net assets acquired as of December 31, 2006 and 2005 of the Piedmont Television Station KTVE (the “Station”) and the related special-purpose statements of revenues and direct expenses for the years ended December 31, 2006 and 2005 (the “Special-Purpose Financial Statements”). The Special-Purpose Financial Statements are the responsibility of the Station’s management. Our responsibility is to express an opinion on the Special-Purpose Financial Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Special-Purpose Financial Statements. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, the Special-Purpose Financial Statements referred to above have been prepared to present the net assets acquired and revenues and direct expenses of the Station and are not necessarily indicative of the revenues, costs and expenses that would have been incurred by the Station on a stand-alone basis. These Special-Purpose Financial Statements are not intended to be a complete presentation of the revenues and expenses of the Station.

In our opinion, the accompanying Special-Purpose Financial Statements present fairly, in all material respects, the net assets acquired of the Station as of December 31, 2006 and 2005 and the related revenues and direct expenses for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

March 31, 2008

PIEDMONT TELEVISION STATION KTVE

SPECIAL-PURPOSE STATEMENTS OF NET ASSETS ACQUIRED

AS OF SEPTEMBER 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006 AND 2005

(in thousands)

	September 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
Cash and cash equivalents	$62	$14	$13
Accounts receivable, net of allowance for doubtful accounts	884	1,021	908
Prepaid expenses and other current assets	112	266	240
Broadcast rights, current	207	172	155
Property and equipment, net	1,279	1,429	868
Intangible assets, net	6,468	6,820	7,288
Broadcast rights	2	39	12
Accounts payable	(217)	(277)	(275)
Accrued expenses	(133)	(139)	(151)
Broadcast rights payable, current	(207)	(172)	(155)
Broadcast rights payable	(2)	(39)	(12)
Other liabilities	(1,153)	(1,051)	(907)

Net assets acquired	$7,302	$8,083	$7,984

See notes to Special-Purpose Financial Statements.

PIEDMONT TELEVISION STATION KTVE

SPECIAL-PURPOSE STATEMENTS OF REVENUES AND DIRECT EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED)

AND FOR THE YEARS DECEMBER 31, 2006 AND 2005

(in thousands)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005
	(Unaudited)	(Unaudited)
Broadcast revenues, net of agency commissions	$4,883	$4,414	$6,047	$5,469

Direct expenses:
Station operating expenses	4,105	3,894	5,295	5,099
Depreciation and amortization	699	585	770	807

Total direct expenses	4,804	4,479	6,065	5,906

Excess (shortfall) of revenues over (to) direct expenses	$79	$(65)	$(18)	$(437)

See notes to Special-Purpose Financial Statements.

PIEDMONT TELEVISION STATION KTVE

NOTES TO SPECIAL-PURPOSE FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2007 (UNAUDITED) AND FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2007 AND 2006 (UNAUDITED) AND AS OF AND FOR

THE YEARS DECEMBER 31, 2006 AND 2005

(in thousands)

1. ASSET PURCHASE AGREEMENT AND DESCRIPTION OF THE BUSINESS

On January 16, 2008, Mission Broadcasting, Inc. (“Mission”) completed the acquisition of substantially all the assets of KTVE, the NBC television broadcast affiliate serving the Monroe, Louisiana / El Dorado, Arkansas market for total consideration of $7.8 million, exclusive of transaction costs, from Piedmont Television Holdings LLC (“Piedmont”) and three of its subsidiaries. Pursuant to the terms of the asset purchase agreement, Mission made a down payment of $0.4 million against the purchase price on June 27, 2007 and paid the remaining $7.4 million on January 16, 2008, exclusive of transaction costs, using cash on hand and borrowings under its senior secured credit facility.

Prior to January 16, 2008, no material relationship existed between Mission and Piedmont.

Television station KTVE provides free over-the-air programming to the television viewing audience of its market. KTVE’s primary source of revenue is the sale of commercial air time to local and national advertisers and other broadcast related revenues.

2. BASIS OF PRESENTATION

The accompanying statements of net assets acquired as of September 30, 2007 and December 31, 2006 and 2005, and the related statements of revenues and direct expenses for the nine months ended September 30, 2007 and 2006 and for the years ended December 31, 2006 and 2005 (collectively, the “Special-Purpose Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Special-Purpose Financial Statements do not reflect any purchase accounting or other adjustments as a result of Mission’s acquisition of KTVE. The accompanying Special-Purpose Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Station’s revenues and direct expenses.

The Special-Purpose Financial Statements have been prepared to present the net assets acquired and revenues and direct expenses of KTVE. Historically, KTVE was a component of Piedmont’s operations and separate financial statements were not prepared for KTVE. The accompanying Special-Purpose Financial Statements have been derived from the historical accounting records of Piedmont and therein reflect significant estimates and assumptions that are not necessarily indicative of the amounts that would have resulted had KTVE been operated as a stand-alone entity.

Certain other Piedmont expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of KTVE or it is not practical to isolate or allocate such indirect Piedmont operating costs to KTVE. Corporate overhead expenses include general support functions, such as expenses associated with the executive management and various corporate departments. The accompanying Special-Purpose Financial Statements are not indicative of the financial position or results of operations of KTVE had the business been operated as a separate, stand-alone entity and may not be indicative of the future results of operations of KTVE due to the change in ownership, and the exclusion of various operating expenses, described herein.

Statements of Revenues and Direct Expenses: The statements of revenues and direct expenses include direct cost of production, marketing and distribution, including selling and direct overhead, depreciation and amortization, and all direct expenses incurred by Piedmont on behalf of KTVE.

Cash Flows: During the nine months ended September 30, 2007 and 2006, and the years ended December 31, 2006 and 2005, KTVE’s financing requirements were provided by Piedmont and cash generated by KTVE was transferred to Piedmont. As KTVE has been historically managed as a part of the operations of Piedmont and has not been operated as a stand-alone entity, statements of cash flows were not prepared for KTVE. It is not practical to prepare historical cash flow information reflecting KTVE’s operating, investing and financing cash flows.

2. BASIS OF PRESENTATION – (CONTINUED)

Unaudited Interim Information: The financial information as of September 30, 2007 and for the nine months ended September 30, 2007 and 2006 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of such financial information.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these Special-Purpose Financial Statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of revenues and direct expenses. Actual results may differ from those estimates. Also, as discussed in Note 2, the Special-Purpose Financial Statements include significant estimates and assumptions that are not necessarily indicative of the amounts that would have resulted had KTVE been operated as a stand-alone entity.

Cash and Cash Equivalents

Cash equivalents are considered to be all highly liquid investment instruments purchased with an original maturity of three months or less.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets.

Intangible Assets

Intangible assets consist primarily of broadcast licenses (“FCC licenses”) and network affiliation agreements that are stated at estimated fair value at the date of acquisition using a discounted cash flow method. KTVE’s FCC licenses are considered to be indefinite-lived intangible assets and are not amortized but are instead tested for impairment annually or whenever events or changes in circumstances indicate that such assets may potentially be impaired. Network affiliation agreements are subject to amortization computed on a straight-line basis over their estimated useful lives. An impairment assessment of KTVE’s intangible assets could be triggered by a significant reduction in operating results or cash flows, or a forecast of such reduction, a significant adverse change in the advertising marketplaces in which KTVE television stations operates, the loss of network affiliation, or by adverse changes to Federal Communications Commission (“FCC”) ownership rules, among others.

In 2005 and 2006, KTVE performed its annual impairment test, which was based on a combination of discounted cash flows and values of comparable broadcast stations using purchase price multiples. Under the discounted cash flow approach, fair value was determined using the present value of the projected future cash flows to be generated considering appropriate discount rates. The discount rates used in the calculation reflected all associated risks of realizing the projected future cash flows. Certain of the valuation assumptions were based on management’s expectations for future performance. No impairment charge was considered necessary in 2005 and 2006.

Broadcast Rights and Broadcast Rights Payable

Broadcast rights represent amounts paid or payable, either in cash or barter, to program suppliers for the limited right to broadcast the suppliers’ programming and are recorded when available for use. Broadcast rights are stated at the lower of unamortized cost or net realizable value. KTVE evaluates net realizable value by using the aggregate value of programs in a given day-part.

Amortization is computed using the sum-of the-months digits for all multi-year, non-first run programs, which correlates with estimated future revenues. Amortization is computed using the straight-line method for all the other programs, which correlates with estimated future revenues. The current portion of broadcast rights represents those rights available for broadcast, which will be amortized in the succeeding year. Broadcast rights payable represents the gross amounts to be paid to program suppliers over the life of the contracts. Broadcast rights payable are classified as current or long-term liabilities in accordance with the payment terms.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Revenue Recognition

Advertising revenues are recognized in the period during which the time spots are aired. Revenues from other sources are recognized in the period when the services are provided. Revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for advertisers that use agencies. Agency commissions were approximately $0.6 million and $0.5 million for the nine months ended September 30, 2007 and 2006, respectively, and were approximately $0.7 million for both the years ended December 31, 2006 and 2005.

Income Taxes

Federal and state income taxes were payable by the members of Piedmont Television Holdings LLC and no allocation of an income tax expense provision has been reflected in the accompanying Special-Purpose Financial Statements.

Trade and Barter Transactions

KTVE trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when commercials are aired and the related expenses are recognized as the goods or services are received or used.

KTVE barters advertising time for certain program rights. These transactions are recorded at management’s estimate of the fair value of the advertising time exchanged, which approximates fair value of the program material received. Revenue is recognized as the related spots are aired and the program contract rights are amortized over the life of the contracts.

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	September 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
Building and building improvements	$201	$201	$161
Land improvements	2	—	—
Leasehold improvements	68	65	65
Studio and transmission equipment	4,060	3,132	3,073
Office equipment and furniture	228	227	211
Vehicles	153	153	153
Construction in progress	3	740	—

	4,715	4,518	3,663
Less accumulated depreciation	(3,436)	(3,089)	(2,795)

Net property and equipment	$1,279	$1,429	$868

5. INTANGIBLE ASSETS AND GOODWILL

Intangible assets subject to amortization consisted of the following:

	September 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
Network affiliation agreement:
Gross	$7,039	$7,039	$7,039
Accumulated amortization	(3,604)	(3,252)	(2,783)

Net	$3,435	$3,787	$4,256

Total amortization expense from definite-lived intangible assets was $0.4 million for both the nine months ended September 30, 2007 and 2006, and $0.5 million for both the years ended December 31, 2006 and 2005.

The following table presents KTVE’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets recorded on its books as of September 30, 2007 and December 31, 2006 (in thousands):

Year ending December 31,	September 30, 2007	December 31, 2006
	(Unaudited)
2007	$469	$469
2008	$469	$469
2009	$469	$469
2010	$469	$469
2011	$469	$469

The aggregate carrying value of indefinite-lived intangible assets, consisting of FCC licenses, at September 30, 2007, December 31, 2006 and December 31, 2005 was $3.0 million.

6. JOINT SALES AGREEMENT

Effective March of 2001, KTVE entered into a joint sales agreement with Quorum Broadcasting of Louisiana, LLC (a subsidiary of Nexstar Broadcasting) (“KARD”), the FOX television broadcast affiliate serving the Monroe, Louisiana market for an initial term of ten years, subject to automatic renewal provisions. Under the terms of the agreement, KTVE purchased the entire commercial inventory of KARD, thereby receiving all the revenues generated from the related advertising spots. In exchange for the commercial inventory, KARD received a fee from KTVE based on cost reimbursement and profit sharing as defined in the agreement. In addition, KTVE leases certain studio and office space from KARD and the stations share certain costs of capital expenditures. Amounts paid to KARD under this agreement, which include cost reimbursements and capital expenditures, were $1.1 million and $1.0 million for the years ended December 31, 2006 and 2005, respectively. Direct expenses related to this agreement, which are reflected in the Special Purpose Statements of Revenues and Direct Expenses, were $0.4 million and $0.3 million for the years ended December 31, 2006 and 2005, respectively. KTVE has determined that it has a variable interest in KARD. KTVE has evaluated its arrangement with Quorum Broadcasting and determined that it is not the primary beneficiary of the variable interest and, therefore, has not consolidated KARD under the provisions of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities.

7. COMMITMENTS AND CONTIGENCIES

KTVE leases certain towers, office space and operating equipment under noncancelable lease arrangements. Charges to operations for such leases aggregated approximately $0.4 million for both the nine months ended September 30, 2007 and 2006, and $0.6 million and $0.5 million for the years ended December 31, 2006 and 2005, respectively.

At September 30, 2007 (unaudited), future minimum lease payments under the operating leases were as follows (in thousands):

Remainder of 2007	$98
2008	401
2009	261
2010	220
2011	231
2012	243
Thereafter	7,984

Future minimum lease payments under operating leases	$9,438

At December 31, 2006, future minimum lease payments under the operating leases were as follows (in thousands):

2007	$420
2008	403
2009	261
2010	220
2011	231
Thereafter	8,227

Future minimum lease payments under operating leases	$9,762

Unaudited Pro Forma Condensed Financial Statements (in thousands)

The following unaudited pro forma condensed financial statements contain Mission’s results of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, and Mission’s balance sheet as of September 30, 2007, after giving effect to the purchase of KTVE. The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the acquisition of KTVE as if the acquisition had occurred on January 1, 2006. The unaudited pro forma balance sheet as of September 30, 2007 gives effect to the acquisition of KTVE as if it had occurred as of September 30, 2007.

The unaudited pro forma financial statements are based on Mission’s historical condensed financial statements and the statements of revenues and direct expenses of KTVE. They reflect the use of the purchase method of accounting for the acquisition. Mission has used common valuation techniques to value the assets acquired. The liabilities recorded have been based on the most current information available. Accordingly, the information presented may differ from the final amounts Mission will record; however, in our opinion, the final purchase price allocations will not differ significantly from the information presented. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma condensed statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expense resulting from the transaction or any additional costs that could be required post-acquisition.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position that would have occurred if the transaction described above had been completed on the indicated dates.

You should read the unaudited pro forma financial statements presented below together with Mission’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007, Mission’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 7, 2007, and the Special-Purpose Financial Statements contained elsewhere in this document.

Unaudited Pro Forma Condensed Statement of Continuing Operations for the Nine Months Ended September 30, 2007 (in thousands):

	Mission Historical(a)	KTVE(b)	Adjustments		Pro Forma
Net broadcast revenue	$5,005	$4,883	$—		$9,888
Revenue from Nexstar Broadcasting, Inc.	22,352	—	—		22,352

Net revenue	27,357	4,883	—		32,240

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	3,808	2,757	—		6,565
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	1,715	1,348	—		3,063
Fees incurred pursuant to local service agreements with Nexstar Broadcasting, Inc.	5,895	—	—		5,895
Amortization of broadcast rights	3,160	—	—		3,160
Amortization of intangible assets	4,030	352	(295	)(c)	4,087
Depreciation	2,470	347	6	(c)	2,823
Gain on asset exchange	(317)	—	—		(317)
Loss on asset disposal, net	4	—	—		4

Total operating expenses	20,765	4,804	(289)		25,280

Income from operations	6,592	79	289		6,960
Interest expense, including amortization of debt financing costs	(9,310)	—	(342	)(d)	(9,652)
Interest income	61	—	—		61

Income (loss) before income taxes	(2,657)	79	(53)		(2,631)
Income tax expense	(764)	—	(84	)(e)	(848)

Net income (loss)	$(3,421)	$79	$(137)		$(3,479)

Footnotes for the Unaudited Pro Forma Condensed Statement of Continuing Operations for the Nine Months Ended September 30, 2007

(a)	See the Condensed Financial Statements included in Mission’s Quarterly Report on Form l0-Q as of September 30, 2007.
(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.
(c)

Increase in depreciation expense resulting from adjustment of fixed assets to fair value and decrease in amortization expense resulting from adjustment of definite-lived intangible assets to fair value. Depreciation and amortization is based on estimated remaining weighted average useful life.

(d)

Increase in interest expense based on assumed borrowings of $7.0 million which were outstanding for the entire nine-month period at an interest rate of 6.52%, which was Mission’s weighted average interest rate for the nine month period ended September 30, 2007. There has been no reduction in borrowings assumed from the incremental cash flows of KTVE.

(e)

Adjustment required to reflect Mission’s effective tax rate of 38.6% on pro forma results. The provision for income taxes is comprised of deferred income taxes resulting from the amortization of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes.

Unaudited Pro Forma Condensed Statement of Continuing Operations for the Year Ended December 31, 2006 (in thousands):

	Mission Historical(a)	KTVE(b)	Adjustments		Pro Forma
Net broadcast revenue	$5,757	$6,047	$—		$11,804
Revenue from Nexstar Broadcasting, Inc.	32,556	—	—		32,556

Net revenue	38,313	6,047	—		44,360

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	4,710	3,441	—		8,151
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	2,390	1,854	—		4,244
Fees incurred pursuant to local service agreements with Nexstar Broadcasting, Inc.	7,820	—	—		7,820
Amortization of broadcast rights	3,939	—	—		3,939
Amortization of intangible assets	5,396	469	(392	)(c)	5,473
Depreciation	3,286	301	170	(c)	3,757
Loss on asset disposal, net	12	—	—		12

Total operating expenses	27,553	6,065	(222)		33,396

Income (loss) from operations	10,760	(18)	222		10,964
Interest expense, including amortization of debt financing costs	(12,315)	—	(451	)(d)	(12,766)
Loss on extinguishment of debt	(269)	—	—		(269)
Interest income	60	—	—		60

Loss before income taxes	(1,764)	(18)	(229)		(2,011)
Income tax expense	(1,172)	—	(112	)(e)	(1,284)

Net loss	$(2,936)	$(18)	$(341)		$(3,295)

Footnotes for the Unaudited Pro Forma Condensed Statement of Continuing Operations for the Year Ended December 31, 2006

(a)	See the Financial Statements included in Mission’s Annual Report on Form 10-K for the year ended December 31, 2006.
(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.
(c)

Increase in depreciation expense resulting from adjustment of fixed assets to fair value and decrease in amortization expense resulting from adjustment of definite-lived intangible assets to fair value. Depreciation and amortization is based on estimated remaining weighted average useful life.

(d)

Increase in interest expense based on assumed borrowings of $7.0 million which were outstanding for the entire year at an interest rate of 6.44%, which was Mission’s weighted average interest rate for the year ended December 31, 2006. There has been no reduction in borrowings assumed from the incremental cash flows of KTVE.

(e)

Adjustment required to reflect Mission’s effective tax rate of 38.6% on pro forma results. The provision for income taxes is comprised of deferred income taxes resulting from the amortization of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes.

Unaudited Pro Forma Condensed Balance Sheet at September 30, 2007 (in thousands, except share information)

	Mission Historical(a)	KTVE(b)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,531	$62	$(848	)(c)(d)(f)	$1,745
Accounts receivable (allowance for doubtful accounts of $0 and $9)	724	884	—		1,608
Current portion of broadcast rights	3,777	207	201	(c)	4,185
Prepaid expenses and other current assets	205	112	—		317
Deferred tax asset	8	—	—		8

Total current assets	7,245	1,265	(647)		7,863
Property and equipment, net	19,665	1,279	1,455	(c)	22,399
Broadcast rights	2,534	2	—		2,536
FCC licenses	28,736	3,032	(373	)(c)	31,395
Goodwill	17,122	—	1,937	(c)	19,059
Other intangible assets, net	37,700	3,436	(2,287	)(c)	38,849
Other noncurrent assets	607	—	(387	)(e)	220
Deferred tax asset	361	—	—		361

Total assets	$113,970	$9,014	$(302)		$122,682

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Current portion of debt	$1,727	$—	$—		$1,727
Current portion of broadcast rights payable	3,859	207	—		4,066
Taxes payable	49	—	—		49
Accounts payable	266	217	—		483
Accrued expenses	752	133	—		885
Interest payable	99	—	—		99
Deferred revenue	967	—	—		967
Due to Nexstar Broadcasting, Inc.	18,754	—	—		18,754

Total current liabilities	26,473	557	—		27,030
Debt	167,519	—	7,000	(f)	174,519
Broadcast rights payable	3,129	2	—		3,131
Deferred tax liabilities	6,746	—	—		6,746
Deferred revenue	400	—	—		400
Deferred gain on sale of assets	2,127	—	—		2,127
Other liabilities	1,444	1,153	—		2,597

Total liabilities	207,838	1,712	7,000		216,550

Commitments and contingencies
Shareholder’s deficit:
Common stock, $1 par value; 1,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2007	1	—	—		1
Subscription receivable	(1)	—	—		(1)
Accumulated deficit	(93,868)	—	—		(93,868)

Total shareholder’s deficit	(93,868)	—	—		(93,868)

Total liabilities and shareholder’s deficit	$113,970	$1,712	$7,000		$122,682

Footnotes for the Unaudited Pro Forma Condensed Balance Sheet

(a)	See the Condensed Financial Statements in the Company’s Quarterly Report on Form 10-Q as of September 30, 2007.
(b)	See the Special-Purpose Financial Statements contained elsewhere within this document.

(c) The asset purchase price has been allocated as follows (in thousands):

Accounts receivable	$1,074
Current portion of broadcast rights	408
Prepaid expenses and other current assets	10
Property and equipment	2,734
Intangible assets	3,808
Goodwill	1,677

Total assets acquired	9,711
Less: current portion of broadcast rights payable	152
Less: accounts payable	200
Less: other liabilities	1,186

Net assets acquired (includes $368 of acquisition-related costs)	$8,173

Adjustments to KTVE’s property and equipment and intangible assets are to bring the balances to the fair values. The allocation of the purchase price was based upon a valuation of the fixed and intangible assets purchased, based upon common valuation techniques. The values of the liabilities assumed were based on the estimated future payments of such liabilities, which consist primarily of broadcast rights payable, accounts payable and assumed operating lease agreements.

Goodwill amount recorded at the date of acquisition as shown above differs from the pro forma balance sheet at September 30, 2007 due to changes in working capital during the intervening period.

(d)

The Company incurred approximately $0.4 million of acquisition-related costs related to the purchase of KTVE, consisting primarily of legal and accounting costs, all of which was paid subsequent to September 30, 2007.

(e)

In June 2007, Mission placed $0.4 million in escrow under the asset purchase agreement. Mission used cash on hand at that date to fund the escrow payment. The escrow amount was included in Mission’s other assets at September 30, 2007.

(f)

In January 2008, Mission funded the remaining $7.4 million of purchase price, which is net of amounts placed in escrow, through $7.0 million of borrowings under Mission’s senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING INC.

	By:	/s/ David S. Smith
Dated: March 31, 2008	Name: Title:	David S. Smith President and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer)